UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	December 3, 2009

ENERGY CONVERSION DEVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On December 3, 2009, Energy Conversion Devices, Inc. approved a restructuring plan to better align operating expenses with near-term revenue expectations while positioning the company to more efficiently leverage future growth opportunities.  The restructuring plan will involve workforce reductions and the previously announced restructuring related to ECD's acquisition of Solar Integrated Technologies. In connection with all restructurings, employees will be reduced by approximately 400, representing approximately 20 percent of ECD's combined workforce.

These actions are expected to create annualized savings of approximately $17.0 million, with half to be realized in fiscal 2010.  ECD expects to record related charges of approximately $6.7 million in fiscal year 2010, approximately $5.0 million relating to non-recurring employee termination charges for severance payments and benefits and approximately $1.7 million relating to non-recurring exit costs, primarily related to lease termination. ECD also expects to incur approximately $2.3 million of impairment charges for certain assets acquired in the Solar Integrated Technologies acquisition. This restructuring plan will be completed in fiscal 2010, and approximately $6.7 million of the aggregate restructuring charge will result in future cash expenditures.

This Form 8-K may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this Form 8-K and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to maintain our customer relationships; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and our customers' ability to access the capital needed to finance the purchase of our products; and risks associated with integrating Solar Integrated Technologies, Inc. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release, dated December 3, 2009, issued by Energy Conversion Devices, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

	By:	/s/ Ghazaleh Koefod
Corporate Secretary

Date: December 8, 2009

Item 9.01	Exhibits

(d)	Exhibits:

99.1	Press release, dated December 3, 2009, issued by Energy Conversion Devices, Inc.